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                                                                    EXHIBIT 10.7

[LILLY LOGO]                                              SOFTWARE
                                                          LICENSE
                                                         AGREEMENT

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION - ASTERISKS DENOTE OMISSIONS.

This Software License Agreement (the "Agreement") is entered into as of the 15th day of March, 2001 by and between Eli Lilly and Company, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, and its Affiliates, (hereinafter referred to as "Lilly") and Phase Forward Incorporated, a Delaware corporation with a principal place of business at 1440 Main Street, Waltham, MA 02451 (hereinafter referred to as "Licensor").

INDUCEMENTS

WHEREAS, Lilly is in the business of the research, development, manufacture, and sale of pharmaceutical based health care solutions, and has submitted to Licensor certain information regarding (i) Lilly's desire to add value and to improve its capability for delivering pharmaceutical based health care solutions through the use of certain technology; (ii) a general description of the hardware, software and services to be provided by Licensor related to the implementation of this technology within Lilly's organization, and (iii) certain technical requirements to fulfill the present and future needs of Lilly (collectively the "RFP"); and

WHEREAS, Lilly desires to enter into a mutually beneficial relationship with Licensor under the terms and conditions hereinafter set forth in order to facilitate the anticipated acquisition by Lilly of certain Products; and

NOW, THEREFORE, in consideration of the inducements, mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings detailed below.

         ACCEPTANCE DATE. For any Product hereunder, the Acceptance Date is the first day after the applicable Product successfully completes all phases of Acceptance Testing provided for in this Agreement. If Lilly waives Acceptance Testing of any such Product in writing, the Acceptance Date for such Product shall be the date that Licensor delivers its written certification to Lilly that such Product is installed and ready for use in accordance with all applicable specifications.

         ACCEPTANCE TESTING. Acceptance Testing is the performance and reliability evaluation standard that must be met by a Product acquired by Lilly hereunder.

         AFFILIATE. An Affiliate is any company, partnership, or joint venture more than twenty-five percent (25%) of the interest in which is owned or controlled (i) by a party; or (ii) by any Parent or Subsidiary of a party.

         Contractors means organizations (such as, but not limited to, consulting firms and contract research organizations), employees of such organizations and individual contractors that provide services to Lilly on a consulting or outsourcing basis.

         CPU. Any computer or computer complex which shares memory or direct access storage device, and which for the purposes of Lilly's use thereof may be accessed by Lilly.

         DOCUMENTATION. Documentation shall mean the portion of the Product consisting of material in written, printed or electronic format, including but not limited to: technical reference manual, technical notes manual, users manual, application administration guide, and application security administration guide.

         INSTALLATION DATE. The Installation Date is the date by which all items and parts of the applicable Product(s) shall be installed and prepared for Acceptance Testing.

         INVESTIGATIONAL PRODUCTS means medical procedures, drugs or devices which Lilly is testing in clinical trials.

         INVESTIGATORS means clinical investigative organizations (such as, but not limited to, hospitals, medical clinics, and physicians' organizations and practices), employees of such organizations, and individual investigators that treat, monitor and provide information about subjects participating in clinical trials of Investigational Products.

         PRODUCT. A Product(s) is any Software or other deliverable pursuant to this Agreement.

         SERVICES. Services include any programming service, preventive maintenance, remedial hardware maintenance, software maintenance conversion service, consulting service, training service, or support service or other service provided by Licensor to Lilly pursuant to this Agreement.

         SOFTWARE. Software is the object code version of any computer programs, programming, modules, patches, upgrades, or modifications delivered by Licensor to Lilly pursuant to this Agreement as set forth in Appendix A.

         SPECIFICATIONS. Specifications are the functional performance parameters, capabilities and functionality of Software as published in its then-current Documentation.

         UPDATE. Update, means a set of procedures or new program code implemented by Licensor to correct Errors (as defined in the Maintenance Agreement) in the Product and to allow the Product to continue to function under supported versions of an applicable operating system, and which may include modifications and enhancements to improve functioning of the Product and is designated by a change in the digits anywhere to the right of the tenths digit in the Software version number [x.x(x)].

       THE SECTIONS ON THE FOLLOWING PAGES ALSO ARE PART OF THIS AGREEMENT

IN WITNESS WHEREOF, LILLY and Licensor have caused duly authorized representatives of the respective parties to execute this Agreement on the date(s) set forth below.

ELI LILLY AND COMPANY                         LICENSOR

By:  /s/ Charles E. Golden                    By: /s/ John J. Schlicking
     -----------------------                      -----------------------------

Name: Charles E. Golden                       Name: John J. Schlicking

Title: Chief  Financial Officer               Title: Senior Vice President & CFO

Date: March 15, 2001                          Date: March 7, 2001

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         UPGRADE means a new version or release of the Product provided by
         Licensor which improves the functionality or which adds functional capabilities to the Product and is designated by a change in the digits
         (i) in the tenths digit in the Software version number [x.(x)x] or,
         (ii) to the left of the decimal point in the Software version number [(x).xx]. Upgrade shall include versions or releases of any successor product to the Product, including, but are not limited to by way of example, any next generation or successor product that contains or performs comparable or similar functionality and performance as the Product.

         SOFTWARE WARRANTY PERIOD. The Software Warranty Period is the period of time beginning on the Acceptance Date and continuing for * calendar days thereafter.

2. LICENSE. Licensor hereby grants to Lilly, and Lilly hereby accepts, on the following terms and conditions, a nonexclusive and nontransferable, fully paid-up (upon payment of the licensing fees), irrevocable, world-wide, perpetual license for either an enterprise license, a concurrent user license or a named user license as provided on Appendix A.

3. USE OF SOFTWARE AND DOCUMENTATION. Lilly will have the right, as part of the license granted in this Agreement, to make as many additional copies of the Software and Documentation needed in support of the licensed use of the Software and Documentation as it may determine; provide however, that Lilly shall maintain records detailing where each copy of the Software is installed. Licensor shall have the right to audit such records upon reasonable notice to Lilly during normal business hours.

Lilly may also make backup and archival copies of the Software and Documentation. Lilly shall have the right to utilize any Product during the term of this Agreement, on or in connection with any CPU that is utilized to fulfill its data processing needs at one or more sites owned or controlled by Lilly, or its outsourcing Contractor with Licensor's consent, which will not be unreasonably withheld. It will not be unreasonable for Licensor to withhold consent to an outsourcing to a clinincal research organization or other organization providing similar services.

Lilly, its agents or Contractors, shall have the right to unlimited use of the applicable Software and to operate and use the Software at any time and for any period of time at the convenience of Lilly within the scope of the license granted. Lilly may use the Software acquired hereunder solely for Lilly's use in connection with clinical trials sponsored by Lilly at sites owned or controlled by Lilly, or its outsourcing Contractor with Licensor's consent, which will not be unreasonably withheld. It will not be unreasonable for Licensor to withhold consent to an outsourcing to a clinincal research organization or other organization providing similar services.

4. SOURCE CODE. Within thirty (30) days after the effective date of this Agreement, Licensor shall enter into a software escrow agreement with the software escrow agent of its choosing under terms and conditions to be approved in advance by Lilly. Lilly shall be listed as a beneficiary under the software escrow agreement Within thirty (30) days after the initial delivery of Software to Lilly hereunder. Licensor shall provide to the software escrow agent the "Deposit Materials" consisting of the source code for the version of the Software delivered to Lilly (the "Source Code"), and all documentation necessary for the use thereof. Licensor shall maintain all such Deposit Materials with the software escrow agent in its most current Upgrade version and will deliver any revised Deposit Materials to the source code escrow agent not later than sixty
(60) business days after any Upgrade is effected by Licensor. Lilly shall be entitled to receive the Deposit Materials upon the occurrence of one or more of the following Escrow Events: (i) all or any material part of the Source Code is generally made available by Licensor without cost to other users of the Source Code; (ii) Licensor ceases, for any reason, to do business; (iii) Licensor is in default under this Agreement in whole or in part because of its failure to maintain, or otherwise comply with its obligations with respect to, the Deposit Materials and has failed to cure such default within sixty (60) days of written notice of such default; (iv) the sale of all or substantially all of the assets of Licensor if the purchaser of the assets does not agree to be bound by this Agreement; (v) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or similar proceedings are instituted by or against Licensor or all or any substantial part of its property under any Federal or State law; or (vi) other events, if any, defined in the source code escrow agreement which permit the release of the Deposit Materials. Upon occurrence of one or more of the foregoing Escrow Events, Lilly shall receive a perpetual, fully paid-up, non-exclusive license to use and improve the Deposit Materials, including the Source Code and documentation therefor, solely for the benefit of Lilly to use in a manner consistent with the terms of this Agreement. In the event that Lilly shall be entitled to receive the Deposited Materials pursuant to the Escrow Events. Lilly shall have the right to hire Licensor's employees and Licensor shall waive all non-compete provisions of this Agreement or any non-compete agreements with its employees.

5        PHASE FORWARD'S INTELLECTUAL PROPERTY

5.1 ACKNOWLEDGMENT OF RIGHTS. Lilly acknowledges that (i) as between Licensor and Lilly, all right, title and interest in and to the Products (including any and all patents, copyrights, trade secret rights, trademarks, trade names and other intellectual property rights embodied therein or associated therewith) are and shall remain the property of Licensor and its licensors (if any), (ii) this Agreement in no way conveys any right or interest in the Products other than the limited rights and license to use them in accordance herewith, (iii) the Products are works protected by the patent and copyright laws of the United States and by international treaties, and (iv) Licensor asserts that the Products and embody valuable confidential and secret information of Licensor or its licensors (if any), the development of which required the expenditure of considerable time and money.

5.2 LILLY'S OBLIGATIONS. Except as may be otherwise expressly authorized herein, Lilly shall (i) not disclose or provide any Product to any other party, (ii) not alter, reverse engineer, disassemble, decompile or copy any Software, (iii) not use or analyze any Product for the purpose of developing any similar product whether for external or internal use (although Lilly may develop a similar product; provided however that it does not use the Product or any Confidential Information of Licensor in such development), (iv) not conduct or participate in any benchmarking activity in which any results or any characteristic of any Product are disclosed to any third party, (v) limit access to the Products to its employees. Contractors and Investigators who require access in connection with Lilly's use of the Products as authorized hereunder and who have agreed in writing or are otherwise legally bound to observe Lilly's obligations hereunder, (vi) take all reasonable precautions, including secure storage of all media containing copies of the Software, to prevent unauthorized or improper use or disclosure of the Software, (vii) not remove from, and reproduce on any authorized copies of, the Products all titles, trademarks, trade names, and copyright, patent and other proprietary or restrictive legends or notices, and (viii) maintain all copies of the Products in a manner so as to reasonably preclude unauthorized use thereof or access thereto.

6. ACCEPTANCE TESTING. The initial Product furnished by Licensor shall be subject to Acceptance Testing as follows:

         6.1. At least thirty (30) days prior to installation of the Product, but no later than thirty (30) days following execution of this Agreement, Lilly shall provide Licensor with its plan to conduct Acceptance Testing. Licensor shall then install the Software on one server at Lilly's headquarters in Indianapolis. Following delivery and installation of the Product, Licensor shall certify in writing to Lilly that the Product is ready for Acceptance Testing. With Licensor's assistance, Lilly shall, within thirty (30) calendar days after receipt of such certification, operate the Product to determine in Lilly's sole estimation, whether: (i) the Product meets the Specifications, performs the functions, and does not exceed the facilities usage or run time limits and standards provided by Lilly to Licensor or set forth in Licensor's Specifications for the Product; and (ii) the Product is capable of running on a repetitive basis on a variety of Lilly's actual data, without failure.

         6.2. If the Product successfully meets these Acceptance Tests, Lilly shall so notify Licensor in writing within five (5) business days of completion of the Acceptance Tests and the Product shall be deemed to be accepted. In such case, the Acceptance Date shall be the date that the software satisfactorily completes all of the tests specified above.

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         6.3.     If the Product fails to meet any or all of the specified
         Acceptance Tests, Lilly shall notify Licensor of such failure in writing within ten (10) business days of completion of the Acceptance Tests and Licensor shall have thirty (30) calendar days in which to correct, modify, or improve the Product to cause it to meet each such Acceptance Test. Thereafter, Lilly shall have fifteen (15) additional calendar days in which to re-conduct all of the Acceptance Tests specified above. This process shall be repeated as may be necessary until the Product is deemed to be accepted hereunder; provided, however, that if the Product is not accepted hereunder within one-hundred eighty (180) days after Licensor's initial written certification to Lilly that the Product is ready for Acceptance Testing. Lilly shall have the right and option to cancel this Agreement and request the removal of the Product failing to meet the acceptance criteria, in addition to the remedies available in Section 6.5. If Lilly fails to notify Licensor of any failure within the thirty (30) day acceptance period, the Product shall be deemed accepted. Provided that Licensor exercises its best efforts to correct, modify, or improve the Product to cause it to meet the Acceptance Test and the Product is not accepted hereunder within one-hundred eighty (180) days after Licensor's initial written certification to Lilly that the Product is ready for Acceptance Testing, Licensor shall have the option to cancel this Agreement if Lilly does not accept the Product upon thirty (30) days notice that Licensor is exercising its option to cancel the Agreement under this provision.

         6.4. MAINTENANCE DURING ACCEPTANCE TESTING. During all Acceptance Testing, Licensor shall provide Maintenance Services as set forth in
         Exhibit 2. Maintenance Services, attached hereto, at no expense to Lilly.

         6.5. FAILURE TO COMPLETE ACCEPTANCE TESTING SUCCESSFULLY. If the Product fails to successfully complete Acceptance Testing, then Lilly may, at its sole discretion, elect any or all of the following options.

                  6.5.1. Lilly may terminate the Agreement and request the removal of the Product failing to meet the applicable phase of Acceptance Testing. Lilly may cancel the license and receive a full reimbursement from Licensor within thirty (30) days for any and all fees that it may have paid. Lilly may, at its sole option, extend such Acceptance Period subject to Lilly's right to cancel and obtain reimbursements if the Product is not repaired within such extension period. If
                  Lilly accepts the Product, Lilly will notify the Licensor in writing within five business days of its acceptance.

                  6.5.2. Lilly may reject the Product, and thereafter, for a period of thirty (30) days, each party agrees to enter into good faith negotiations to determine if there is a resolution to the reason for rejection acceptable to both parties, in their sole discretion.

         6.6. In no event shall use of any Product by Lilly, for business, profit, revenue, or any other purpose during any phase of the Acceptance Testing, constitute acceptance of any Product by Lilly.

7.       FEES, INVOICES AND PAYMENTS

         7.1. LICENSE FEES. Lilly will pay to Licensor the License Fees specified in Appendix A, according to the schedule specified in such Appendix A.

         7.2. MAINTENANCE FEES. Provided that Licensor has not breached this Agreement or the Maintenance Agreement, during the time period beginning on *, Lilly shall pay for Maintenance Services in accordance with the Maintenance Services Fees specified in Appendix A. Licensor shall not enter into a factoring transaction or similar transaction obligating Lilly to a third party with respect to the Maintenance Fees.

         7.3 CHARGES. Lilly will determine the applicability of charges by the following criteria: (i) except as provided in Section 6.3, no Product shall be deemed to be accepted by Lilly and Lilly shall have no obligation to Licensor for any payment unless and until the Product has successfully met the Acceptance Testing requirements as set forth in this Agreement; (ii) Lilly shall not be billed or liable for any charges or expenses other than those charges or expenses stated and expressly authorized in this Agreement; and (iii) charges under this Agreement effective for less than a full calendar month shall be prorated on the basis of a thirty (30) day month.

         7.4 INVOICES. Invoices shall be delivered to Lilly at the following address and must clearly indicate the Lilly Purchase Order number:

                     Eli Lilly and Company
                     Accounts Payable, Drop Code 1057
                     Lilly Corporate Center
                     Indianapolis, Indiana 46285


         Invoiced amounts not in dispute shall be paid by Lilly * days after the date of the invoice. In the event that Lilly disputes the validity of any amount in any invoice, Lilly shall communicate to Licensor the nature of the dispute within * after the date of the invoice.


         7.5 TAXES. Lilly will pay, or reimburse Licensor, for any and all taxes, imposed on Lilly or Licensor by this Agreement, or on the Products provided hereunder, or the use thereof; provided, however, that Lilly shall have no obligation to pay any such taxes or amounts:
         (i) that are based upon income of Licensor; or (ii) that are personal property taxes assessed on Products that are licensed to Lilly; or
         (iii) that are personal property taxes assessed or assessable for any period prior to the Acceptance Date for the applicable Product; or (iv) if Lilly has no obligation under this Agreement to pay Licensor the license, purchase, or other acquisition or usage price or fee for the Product(s) against which the tax is assessed or otherwise due and payable; or (v) that are due in whole or in part because of any failure by Licensor or its agents to file any return or information required by law, rule or regulation. Any personal property taxes assessable on purchased Products after the Acceptance Date therefor shall be borne by Lilly. Licensor shall pay, and shall hold Lilly harmless against, any penalty, interest, or additional tax that may be assessed or levied as a result of the failure or delay of Licensor or its agents to file any return or information required by law, rule, or regulation. Licensor shall provide reasonable assistance to Lilly should Lilly contest any taxes imposed on it which result from this Agreement.

8        LILLY'S COVENANTS AND OBLIGATIONS

8.1 PROHIBITION OF DIAGNOSTIC OR THERAPEUTIC USE. Lilly acknowledges that it understands, and undertakes to ensure that all users of the Products (including, without limitation, Contractors and Investigators) will understand, that (i) the Products are designed to expedite and improve the collection, management and analysis of specific and limited data in clinical trials; (ii) such data do not comprise complete patient medical record; (iii) such data may be incorrect because of transcription or other errors; (iv) the Products are not a diagnostic or therapeutic aid and must be used only for research purposes, and (v) data collected by, or analyses performed by, the Products must not be used for patient diagnosis or therapy decisions.

8.2 COMPLIANCE WITH CLINICAL TRIAL AND PRIVACY LAWS. Lilly represents and covenants, with respect to all clinical trials for which the Products are used, that (i) each such trial will be conducted in compliance with all applicable local, Federal and international laws, treaties, rules, regulations, guidelines and codes of practice relating to such trial, including in particular those pertaining to clinical investigations, the use of Investigational Products in humans, the rights of subjects participating in clinical trials, compensation for research-related injury and privacy of medical records (including the European Data Privacy Act, to the extent applicable, and any other applicable regulations governing the transfer of medical records to other countries or the inspection of such records by government authorities or persons responsible for monitoring clinical trials), and

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         (ii) without limiting the generality of the foregoing, that each such trial will use consent forms which include all language necessary, and such consent forms will be implemented and obtained from subjects under all procedures necessary, to ensure compliance with the foregoing.

9.       INFRINGEMENT.

         9.1. INFRINGEMENT WARRANTY. Licensor warrants that Lilly's use of any Product or Documentation will not infringe any patent, copyright, trademark, trade secret, or other proprietary right and that the Product or Documentation is not the subject of a lien, a security interest, claim, cause of action, or otherwise hypothecated to a third party.

         Licensor warrants that it has the right to grant to Lilly the license to use Product as set forth in this Agreement without violating the rights of any third party and that there is no actual or threatened suit by any third party based on an alleged violation of such right by Licensor. To the extent Licensor incorporates third party rights into the Product, Licensor warrants that it shall have obtained the rights from those third parties to vest in or grant to Lilly the various license rights necessary under this Agreement. Lilly acknowledges that use of any Product may require third-party software (the "Third-Party Software"), that the license granted by Licensor for Products does not include licenses for any such Third-Party Software, and that Lilly is solely responsible for obtaining valid licenses for all such necessary Third-Party Software.

         9.2 EXCLUSIVE REMEDY FOR BREACH OF INFRINGEMENT WARRANTY. Licensor shall indemnify Lilly as provided for in Section 18.1 against any claim of a breach of the warranty set forth in Section 9.1 above. THE FOREGOING STATES THE SOLE REMEDY OF LILLY AND THE ENTIRE OBLIGATION OF LICENSOR WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

10.      SOFTWARE WARRANTIES.

         10.1. COMPATIBILITY AND PERFORMANCE. Licensor warrants that the Software will be compatible with the Licensor's technical environment recommendations, including hardware, operating system(s), software application(s), CPU's and networks specified by Licensor. Licensor represents and warrants to Lilly that all delivered components of the Software will be the latest generally available release, and that future releases and engineering changes to the Software or its components will not degrade performance or remove functionality. Licensor represents and warrants that at delivery and throughout the Warranty Period the Software shall substantially conform to and will operate substantially in accordance with the Specifications. Licensor shall not be responsible to the extent failures are caused by (a) Lilly's failure to use the Software in accordance with instructions included in the Documentation, or (b) the modification of the Software by any person other than Licensor, its employees, agents, affiliates or subcontractors (unless such modification was authorized or approved by Licensor); or (c) disaster or accident (unless caused by Licensor).

         10.2. EXCLUSIVE REMEDY FOR BREACH OF PERFORMANCE WARRANTY. Lilly acknowledges that errors may exist or occur in any software program. As Licensor's sole obligation, and Lilly's sole remedy, for any breach of the limited warranty of conformity set forth in Section 10.1 and 10.3, Licensor shall use commercially reasonable best efforts to replace defective media or material and/or to provide maintenance releases, error fixes or workarounds to correct any material error in any Software reported to Licensor during the Warranty Period. If, after reasonable efforts, Licensor cannot make the Software operate as warranted, then Licensor shall refund to Lilly all fees paid for such nonconforming Software upon Lilly's return of such nonconforming Software, and this shall be Lilly's sole and exclusive remedy.

         10.3. MEDIA DEFECTS. Licensor warrants that all tapes, diskettes or other electronic media provided to Lilly hereunder will be free from defects. Licensor shall, within five days of notification by Lilly of such defect, replace any defective electronic media at no additional cost to Lilly.

         10.4. ILLICIT CODE. Licensor warrants unless (i) authorized in writing by Lilly or (ii) necessary to perform valid duties under this Agreement, any Software provided to Lilly by Licensor for use by Licensor or Lilly shall; (a) contain no hidden files, (b) as set up in the default installation, not replicate, transmit or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria ("Illicit Code"). Provided and to the extent any program has any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary. Licensor shall be in default of this Agreement, and a thirty (30) day cure period shall apply. In addition to any other remedies available to it under this Agreement, Lilly reserves the right to pursue any civil and/or criminal penalties available to it against the Licensor.

         10.5. YEAR 2000. Licensor warrants and represents that the occurrence in or use by the Product of any dates, including without limitation any date with a year specified as "99" or "00", regardless of other meanings attached to these values, and any date before, on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing, and sequencing) and that the Product will create, store, process and output information related to or including Millennial Dates without errors or omissions and at no additional cost to Lilly. At Lilly's request. Licensor will provide sufficient evidence to demonstrate the adequate testing of the Product to meet the foregoing requirements.

         10.6. DOCUMENTATION OF THE LICENSED SOFTWARE. Licensor warrants and represents that it shall at all times document the operation of the Software in a manner consistent with the best practices of the software development industry, and such Documentation shall accurately reflect the operation of the Software and enable a person reasonably skilled in computer programming and in possession of the Software source code to use, and maintain the Software fully and completely. Licensor further represents and warrants that it shall control and identify all adaptations, upgrades, and enhancements of the Software by means of a version, release or build number.

11.      GENERAL REPRESENTATIONS AND WARRANTIES.

         11.1. DUE AUTHORITY. Each party's execution, delivery and performance of this Agreement and each agreement or instrument contemplated by this Agreement has been duly authorized by all necessary corporate action. This Agreement and each agreement or instrument contemplated by this Agreement, when executed and delivered by each party in accordance with the terms of this Agreement, will be the legal, valid, and binding obligation of such party, in each case enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws then in effect that govern the enforcement of creditors' rights generally. All persons who have executed this Agreement on behalf of a party, or who will execute any agreement or instrument contemplated by this Agreement on behalf of a party, have been duly authorized to do so by all necessary corporate action.

         11.2. GOVERNMENT REQUIREMENTS. Licensor represents and warrants that any products or services provided under this Agreement, as delivered to Lilly, will comply will all U.S and European Union country, federal and state laws, regulations, rules or orders. Licensor represents and warrants that to its knowledge any products or services provided under this Agreement, as delivered to Lilly, comply with all other international, country, federal and state laws, regulations, rules or orders. Upon one hundred twenty (120) days written notice. Licensor shall certify to Lilly that the products or services comply with a

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         country or state laws, regulations, rules, or orders where Lilly is conducting a clinical trial using the Software. Upon written notice from Lilly that any service or product provided under this Agreement, as delivered to Lilly, does not comply with any international, country, federal or state laws, regulations, rules or order, Licensor shall use its best efforts to remedy such compliance breach within one hundred twenty (120) days at no cost to Lilly. Furthermore, Licensor shall in good faith execute any and all agreements that Lilly reasonably requests Licensor to execute in order that Lilly may comply with Health Insurance Portability and Accountability Act ("HIPAA").

         11.3. MAINTENANCE SERVICES. Licensor warrants and represents that Maintenance Services for a Product shall be available from Licensor for the current version of the Product and the immediately proceeding version.

         11.4. INSURANCE. Without limiting Licensor's liability to Lilly or third parties hereunder. Licensor shall maintain Commercial General Liability Insurance to include contractual and products/completed operations coverages to the extent covered by insurance to meet its indemnification obligations under this Agreement or loss as required by applicable federal, state, or local laws, regulations or orders. All such insurance shall be primary and not contributory with regard to any other available insurance to Lilly in the amount of not less than ten million dollars. All such insurance policies shall name Lilly and its Affiliates as an additional insured and contain a waiver of subrogation. Licensor represents and warrants that it shall file all claims made under this Agreement with its insurance carriers.

         11.5. COMPLIANCE WITH LILLY POLICIES. Licensor agrees to reasonably assure that its employees will follow Lilly policies while at any Lilly site; provided Lilly provides Licensor with copies of such policies.

         11.6. GIFTS AND GRATUITIES. Licensor, its employees and agents shall not give or offer to give any material gifts or gratuities of any kind whatsoever to any Lilly employee or members of their families. In the event that Licensor is approached by anyone suggesting fraudulent or unethical behavior with regard to Licensor's business activities with Lilly, or if any request is made to Licensor, its employees or agents by any Lilly employees or members of their families for gifts or gratuities of any kind, Licensor agrees to immediately notify Lilly Procurement Management. Licensor certifies by execution of this Agreement that it knows of no material gifts or gratuities, or any kind whatsoever, paid to Lilly employees or members of their families by Licensor, Licensor's employees, or agents during the past two (2) years, except as otherwise set forth in writing to Lilly Procurement Management as an exhibit to this Agreement. Licensor agrees to immediately notify Lilly Procurement Management in writing of any violations of this subsection.

         11.7. PENDING LITIGATION. Licensor represents and warrants to Lilly that there is no action, suit, claim, investigation, or proceeding pending, or to the best of Licensor's knowledge, threatened against, by or affecting Licensor or the Product which, if adversely decided, might adversely affect Licensor's ability to enter into this Agreement, Licensor's performance of its obligations herein, or Lilly's use of the Software. Licensor further represents and warrants that it does not know of any basis for any such action.

         11.8 CHANGE OF CONTROL WARRANTY. Licensor represents and warrants to Lilly that no change of control with respect to Licensor is being considered, planned or pending by the Board of Directors or management, or to its knowledge the shareholders, of Licensor or by any affiliate of Licensor.

         11.9 DEBARMENT. Licensor represents and warrants that Licensor, and to the best of its knowledge its officers, directors, employees and agents, have not been debarred under any federal, state or local law, regulation, rule or order, including, but not limited to, the Generic Drug Enforcement Act of 1992. In the event any pending proceeding or threatened debarment of Licensor or its officers, directors, employees or agents, Licensor shall immediately notify Lilly of such proceeding or threatened debarment.

         11.10 DATA LOSS AND RECOVERY. In the event of data loss caused by the Software or Software failure, including, but not limited to, a Software failure resulting from an error, malfunction or overloading. Licensor shall undertake its best efforts to restore or recover any data or results at no costs to Lilly within a commercially reasonable time.

         11.11 FINANCIAL STATEMENTS. As of the date provided. Licensor represents and warrants that all schedules, documents, financial statements and materials provided to Lilly as part of any due diligence requests or RFP, if any, contain no untrue statement of material fact or omit a material fact necessary to make the statements contained therein not misleading. In the event that financial statements are provided to Lilly, as of the date provided, the financial statements present fairly and accurately in all material respects the financial position of Licensor, the results of its operations and costs and expenses for the periods specified and have been prepared in conformity with Generally Accepted Accounting Principles. Upon request by Lilly, Licensor agrees to provide Lilly with copies of its audited annual financial statements and unaudited quarterly financial statements as part of Lilly's ongoing vendor management program.

12. DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, REGARDING OR RELATING TO * HEREUNDER OR IN CONNECTION HEREWITH. LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. * REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING * WHETHER MADE BY LICENSOR EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY LICENSOR FOR *.

13. TERM. The License granted pursuant to this Agreement shall commence upon execution of this Agreement and shall continue in perpetuity, subject to the terms of this Agreement unless terminated in accordance with the provisions detailed herein.

14. TERMINATION. This Agreement and the License may be terminated as follows:

         14.1. By Licensor upon thirty (30) days advance written notice for the material breach by Lilly of any of its obligations under this Agreement if Lilly has not cured such breach within such notice period. Licensor shall not be permitted to terminate this Agreement or any License granted hereunder in the event Lilly breaches its obligations relating to Exhibit 2. Maintenance Services.

         14.2. If Licensor substantially fails to perform in accordance with its obligations under this Agreement, Lilly may notify Licensor of its breach of this Agreement. Within the thirty (30) days following such notice, Licensor shall exercise its best efforts to correct such failure to perform and shall upon correction immediately notify Lilly. Lilly may terminate this Agreement if Licensor does not correct such failure to perform within thirty (30) days following notice by Lilly. Lilly also may terminate this Agreement if any representation, warranty or obligation contained or referred to herein has been materially

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         breached, provided that Licensor has failed to cure such breach within such thirty (30) days.

         14.3 Sixty (60) days after termination of this Agreement pursuant to this Section, Lilly shall immediately discontinue further use of the Software and destroy all such copies of the Software. Lilly shall, upon written request by Licensor, provide Licensor with written certification indicating the destruction of all such copies of the Software in Lilly's possession or under its custody or control.

         14.4. Without in any way prejudicing any legal relief or remedy, upon termination by Lilly pursuant to this Section. Lilly, shall receive from Licensor at no additional charge a nonexclusive nontransferable, irrevocable, fully paid-up, world-wide, perpetual license to use the Product and/or Documentation for the licenses Lilly has paid for and a pro-rata refund of amounts paid hereunder by Lilly for any Maintenance Services.

         14.5. DATA RIGHTS UPON TERMINATION. Upon termination of this Agreement, Licensor grants Lilly an irrevocable, perpetual, royalty-free right and license to use, execute, display, copy, manipulate and create derivatives of any data or results generated as a result of the use of the Software or Product.

         14.6. MAINTENANCE. The Maintenance Services Agreement attached hereto as Exhibit 2 and incorporated herein by reference shall apply to all Products licensed or sold to Lilly hereunder as set forth in Appendix A, shall become effective upon acceptance of the Products by Lilly. Notwithstanding anything else in the Agreement, if Lilly terminates maintenance, it shall not result in a termination of the Software Licenses granted in this Agreement.

15. SURVIVAL. The provisions in Sections 5, 8, 9, 11, and 16 through 30 shall survive acceptance and, payment under, and termination of, this Agreement.

16. USE OF NAME AND PUBLICITY. Licensor agrees that it shall not, without prior written consent of Lilly in each instance, use in advertising, publicity or otherwise the name of Lilly, or any partner or employee of Lilly, nor any trade name, trademark, trade device or simulation thereof owned by Lilly, or represent, directly or indirectly, that any product or any service provided by Licensor has been approved, recommended, certified, or endorsed by Lilly. Licensor and Lilly agree not to advertise any affiliation with each other under this Agreement and not to publicly reveal the existence of this Agreement or any of the terms of this Agreement, without the prior written consent of the parties. Upon Lilly written consent, which will not be unreasonably withheld, Licensor may use Lilly's name, but no terms and conditions of this Agreement or other facts of the parties' relationship, in a list of its customers.

17. CONFIDENTIALITY, PROPRIETARY NATURE OF INFORMATION. The parties hereto acknowledge that all information and documents disclosed by a party, or which come to the receiving party's attention during the course of its performance of its obligations under this Agreement, constitute a valuable asset of and are proprietary to the disclosing party. Therefore, each party shall keep confidential and not disclose or otherwise make available to any third party any confidential information, advice or material of any nature that is provided or made available by the other party, including but not limited to, any written reports or other data, without the prior written consent of the other party. This provision shall survive termination of this Agreement.

This section shall not apply to any information that: (i) is in or comes into the public domain through no breach by the recipient of the information of its obligations under this Agreement: (ii) the recipient acquires from a third party who owes no obligations of confidence to the other party to this Agreement in respect thereof: (iii) was already known to the recipient at the time it received such information from the other party to this Agreement as shown by the recipient's prior written records; or (iv) is independently developed by the receiving party without use of the other party's confidential information.

If either Licensor or Lilly is requested or required by any legal or investigative process to disclose any information that it is not permitted to disclose, that party shall provide the other with prompt notice of each such request and the information requested so that the other party may seek to prevent disclosure or the entry of protective order. If disclosure is required and a protective order is not obtained, the party from whom disclosure is required shall disclose only such information that it is advised by its counsel is legally required to be disclosed.

Due to the nature of the confidential information, the parties shall have the right to seek equitable relief to enforce any right arising hereunder or to prevent or cure any breach of this Section, without in any way prejudicing any available legal relief. Such equitable relief may include, but is not limited to, the seeking of a temporary or permanent injunction, restraining order or order for specific performance, and may be sought with or without prior notice, depending on the circumstances.

18.      INDEMNIFICATION.

         18.1. INFRINGEMENT INDEMNIFICATION. In the event of an claim by a third party against Lilly that any Software infringes a patent, or any copyright or trade secret. Licensor shall indemnify, defend and hold Lilly harmless from any loss, cost, liability or expense, including reasonable attorneys' fees arising from such claim. If, as a result of any such claim of infringement. Licensor or Lilly is enjoined from using any Product and/or Documentation, or if Licensor believes that the Software is likely to become the subject of a claim of infringement. Licensor will, at its option and its expense: (i) procure for Lilly the right to continue using the Product and/or Documentation: or (ii) replace or modify the Product and/or Documentation so that it becomes non-infringing (which modification or replacement shall not adversely affect the applicable specifications for, or the use or operation by Lilly of, the Product and/or Documentation); or (iii) if the Product and/or Documentation is purchased, and the other options stated are not practicable, repurchase the Product and/or Documentation from Lilly; or (iv) if the Product and/or Documentation is licensed, and the other options stated are not practicable, remove such Product and/or Documentation from Lilly's site(s) and refund to Lilly licenses fees paid by Lilly for the Software based on a eight (8) year straight line depreciation, and release Lilly from any further liability under this Agreement. This provision will survive termination of this Agreement. THE FOREGOING STATES THE SOLE REMEDY OF LILLY AND THE ENTIRE OBLIGATION OF LICENSOR WITH RESPECT TO INFRINGEMENT.

         18.2 GENERAL INDEMNIFICATION. Each party (the "Indemnifying Party") shall defend, indemnify, and hold the other party and its Affiliates, and the officers, directors, agents, employees and assigns or successors of each (the "Indemnified Party"), harmless from and against any and all claims, demands, suits, judgments, losses, or expenses of any nature whatsoever (including attorney's fees) arising directly or indirectly form or out of: (i) any negligent act, error, or omission of the Indemnifying Party, its subcontractors or their respective officers, directors, agents, subcontractors, invitees or employees;
         (ii) any breach of the Indemnifying Party's obligations or representations as set forth herein; (iii) any material data loss caused by the Software or Software failure not restored or recovered by Licensor to the extend covered by Licensor's insurance; or (iv) injuries to persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of the Indemnifying Party's personnel, subcontractors, or agents. Except for a party's liabilities as set forth in Section 18.1, and 17 of this Agreement, any damages that either party is required to pay for any reason whatsoever and regardless of the form of action, in the aggregate, shall be limited to one time the amount of the total fees payable to Licensor hereunder. In addition, Lilly shall indemnify and hold Licensor and its affiliates, directors, officers, employees and agents (including successors and assigns) harmless against any claim arising out of or relating to any accident, adverse event, illness, disability, death or other medical-related problem in any way arising out or relating to, or alleged to arise out of or relate to, (i) any clinical trial of an Investigational Product for which any Product was used and (ii) any product derived from or based on such clinical trial or Investigational Product. Notwithstanding the foregoing, if any claim against Licensor for breach of this Agreement is a claim covered by any insurance policy maintained by Licensor, any recovery of proceeds under such policy shall be paid to Lilly to the extent Lilly's damages exceed the foregoing limitation of liability. Licensor shall vigorously pursue any applicable policy claim as requested by Lilly.

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18.3     Except for the obligations in Section 17, neither Licensor nor Lilly shall be liable to the other party for any special, punitive or consequential damages, or loss of profits arising out of or in connection with their respective obligations under this Agreement.

19. ASSIGNMENT. The duties under this Agreement may not be delegated, and the rights under this Agreement may not be assigned, to any third party in either case without the prior written consent of the non- assigning party, which consent shall not be unreasonably withheld; provided, however, that the either party may assign its rights and delegate its duties hereunder, with notice to but without consent of the other party, to any corporate successor to such party by merger, purchase of assets and assumption of liabilities, acquisition, reorganization, or otherwise, or to any Affiliate. Notwithstanding the foregoing, in no event shall Lilly assign its rights under this Agreement in whole or in part (including to a party that becomes an Affiliate after the date of this Agreement) in connection with a sale or merger of Lilly or acquisition by Lilly valued at $50 billion or more (whether in cash, stock or other property) if the other party to such transaction has an existing agreement with Licensor.

20. ADDITIONAL PROVISIONS. Additional provisions, if any, are set forth in Appendix A.

21. AUDIT PROVISION. During the term of this Agreement Lilly will have the right, at its expense and upon not less than five (5) working days prior written notice, to audit Licensor's systems and services, with specific emphasis on Licensor's security and change control procedures. Such audit, which may be conducted by Lilly personnel under obligations of confidentiality or by an independent auditing firm that Licensor has approved, will not interfere unreasonably with Licensor's business activities, and will be conducted no more than once per calendar year, unless Lilly has received a request from the U.S. Food and Drug Administration (or agency with similar regulatory authority and jurisdiction over Lilly's business), or unless a previous audit has disclosed a material non-conformance to the standards required by the appropriate agencies. If the audit shows material non-conformance to the obligations set forth in this Agreement, then Licensor will use commercially reasonable efforts to remedy the non-conformance as soon as practicable. If the non-conformance continues for more than 15 days, then Lilly shall have the option to declare Licensor in breach of this Agreement. Lilly will use information received during an audit solely for the purposes of the Agreement and will otherwise maintain the confidentiality of such information. In addition, upon request, Licensor shall make available to the FDA all records required by governmental regulations related to the Software and any data or results produced by the Software. In any governmental or regulatory agency gives notice of its intention to conduct an audit or take any other regulatory actions with respect to the Software or any data or results produced by the Software, Licensor shall promptly give Lilly notice thereof, and Lilly shall have the right to be present at any such audit or regulatory action.

22. UCITA. Licensor and Lilly hereby acknowledge and agree that any provisions of any state law adopting exactly or in modified form the Uniform Computer Information Transactions Act ("UCITA") shall not be applicable to this Agreement. Furthermore, both Licensor and Lilly waive any and all rights arising from any such law.

23. CHOICE OF LAW AND VENUE. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, excluding all choice of law provisions. All proceedings relating to or arising out of the subject matter hereof shall be maintained exclusively in the courts situated in Marion County, Indiana, and Licensor hereby consents to personal jurisdiction and venue therein and hereby waives any right to object to personal jurisdiction or venue therein.

24. ENTIRE AGREEMENT. This Agreement and all Exhibits, Schedules and Attachments constitutes the entire agreement between the parties regarding its subject matter. Any modification of this Agreement will be effective only if it is in writing and signed by the parties.

25. WAIVER. None of the conditions of the Agreement shall be considered waived unless such waiver is in writing and signed by the waiving party. No such waiver shall be a waiver of any past or future default breach or modification of any of the conditions of the Agreement unless expressly stipulated in such waiver.

26. SEVERABILITY. If any provision in this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force.

27. NOTICES. Any written notices to be given hereunder by either party shall be deemed effective upon personal delivery or upon mailing the notice to the party to be served at the address appearing in Appendix B.

28. FORCE MAJEURE. Neither party shall be liable to the other for failure to perform under this Agreement if said failure results, directly or indirectly, from government action or inaction, labor disputes, mechanical or electrical breakdown, or natural disaster.

29. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

30. AMBIGUOUS TERMS. Any ambiguities in this Agreement will not be strictly construed against the drafter of the language concerned but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting. This Agreement will not be construed against any party by reason of its preparation.

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                   APPENDIX A - FEES AND ADDITIONAL PROVISIONS

I. FEES.

1. DESCRIPTION OF HARDWARE, SOFTWARE, AND MAINTENANCE SERVICES



                                                                                          ANNUAL
QUANTITY               DESCRIPTION              UNIT COST               TOTAL COST      MAINTENANCE
--------               -----------              ---------               ----------      -----------
             Inform(TM) Software v. 2.5            *                          *              *
             Inform Architect(TM) Software v.__    *                          *              *
                                                 Total:                       *              *

2. PAYMENT FOR HARDWARE, SOFTWARE, AND MAINTENANCE SERVICES

a. Software License. Lilly shall pay Licensor * for the license of the Software, payable as follows:

         -   *

         -   *


b. Maintenance Services. * for the Initial Maintenance Term (as defined in the Maintenance Agreement). For each subsequent term, Lilly shall pay Maintenance fees equal to * of the Software License Fees set forth above. * in Maintenance fees through the term ending December 31, 2005. Thereafter, increases in charges for Maintenance Services will be limited to *.


II. ADDITIONAL PROVISIONS.

a. Acceptance Testing shall include a source code and documentation audit by Lilly.

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                         EXHIBIT 2: MAINTENANCE SERVICES

This Maintenance Services Agreement ("Maintenance Agreement") is subject to all terms and conditions of the Software License Agreement entered into by and between Lilly and Licensor on March ______, 2001 ("License Agreement").

WHEREAS, Lilly wishes to obtain Maintenance Services from Licensor for the Produce(s) specified in the License Agreement; and

WHEREAS, Licensor wishes to provide Maintenance Services for the Produce(s) on the terms and conditions described in this Maintenance Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         Terms in this Maintenance Agreement which are capitalized have the meanings set forth below, as defined elsewhere in this Maintenance Agreement or in the License Agreement.

         Error means an instance of failure of the Product to be operative. An Error is a Class 1 Error if it renders continued use of the Product commercially infeasible in Lilly's reasonable judgment. An Error is a Class 2 Error if it makes continued use of the Product seriously inconvenient and substantially reduces its value to Lilly, in Lilly's reasonable judgment. All other Errors are Class 3 Errors; in particular, all Documentation shortcomings and deviations and cosmetic errors that do not have the economic consequences defined for Class 1 and Class 2 Errors shall be deemed Class 3 Errors.

         Maintenance Services shall include the services described herein.

         Support shall include, without limitation, providing a means for answering Lilly's questions concerning use of the Product, for providing assistance in solving problems encountered in Lilly's use of the Product, and for the reporting and correction of suspected Errors.

         Support Hours shall be *. In addition, support shall be available *. Beginning on January 1, 2002, Support Hours will be *. Until December 31, 2001, Lilly may purchase additional support *.

2.       TERM AND TERMINATION.

         2.1. TERM. The initial term of this Maintenance Agreement shall commence upon the termination of the Warranty Period for the Product covered by this Maintenance Agreement and continue through December 31, 2001 (the "Initial Maintenance Term"). Each subsequent term shall be for a period of one (1) year and this Maintenance Agreement shall be automatically renewed on an annual basis unless earlier terminated as provided herein.

         2.2. TERMINATION BY LILLY. After December 31, 2005, Lilly may terminate the provision of Maintenance Services for the Product covered by this Maintenance Agreement at any time upon thirty (30) days prior notice to Licensor, whereupon the obligations of the parties under this Maintenance Agreement relating to such Product not expressly surviving shall cease.

         2.3. TERMINATION BY LICENSOR. If Licensor no longer continues to make Maintenance Services or comparable services thereto generally available to its customers for such Product, the obligations set forth in Section 5.9 Transitional Support of this Maintenance Agreement shall apply. Thereafter, in either event, Licensor may terminate the provision of Maintenance Services to such particular Product.

         2.4. TERMINATION BILLING. Licensor shall refund any prepaid charges for Maintenance Services pro rata from the effective date of any permitted termination. Lilly shall pay any charges for Maintenance Services rendered pro rata to the effective date of any permitted termination.

3. CHARGES. Licensor shall invoice Lilly for charges due and payable for Maintenance Services as set forth on Exhibit A within thirty (30) days prior to each annual anniversary, and Lilly shall pay undisputed invoices within thirty (30) days of the date of invoice. Lilly shall not be obligated for any Maintenance Services of any kind rendered by Licensor except in accordance with this Maintenance Agreement.

4. REINSTATEMENT. After any lapse of Maintenance Services, Lilly may reinstate Maintenance Services upon the terms and conditions of this Maintenance Agreement. The cost of reinstatement shall be what should be due at the time of reinstatement as though no lapse occurred, and, in addition, a penalty in the amount of ten percent of the maintenance charges Licensor could have billed Lilly, had Lilly continued Maintenance Services during the period of the lapse.

5.       SERVICE RESPONSIBILITIES.

         5.1. MAINTENANCE. Licensor shall provide Lilly the Maintenance Services described in this Maintenance Agreement with respect to each covered Product, including providing Updates, Upgrades and corrections. Licensor shall correct all Errors reported by Lilly by means of the procedures established by this Maintenance Agreement. Maintenance Services shall be performed in a timely and professional manner by qualified maintenance technicians familiar with each Product and its operation. Licensor shall provide, upon Lilly's request, periodic reports on the status of Maintenance Services requested by Lilly.

         5.2. SUPPORT AND RESPONSE TIME. Licensor shall provide Support during the Support Hours. Licensor will also have personnel on call outside of the Support Hours from whom Lilly may request Maintenance Services. Maintenance Services, both in and outside of the Support Hours, shall be provided as set forth below.

         5.3. CALLING LIST. Licensor shall provide to Lilly, and keep current, a list of persons and telephone numbers for Lilly to contact for Support. Such Calling List shall include: (1) the first contact for the answer or assistance desired, which shall be the Help Desk, and (2) the persons in successively more responsible or qualified positions to provide the answer or assistance desired; provided however that Lilly must follow the procedures for Error Reporting set forth below. Lilly shall identify up to twenty (20) people at each site that may contact Licensor for development and related support

         5.4. ERROR REPORTING. If Lilly desires Maintenance Services, Lilly shall contact Licensor's telephone support service in accordance with the calling List. Licensor's duly qualified personnel shall respond to Lilly's initial telephone call with offsite telephone consultation, assistance, and advice relating to Support of the Product * of Lilly's * for Maintenance Services or, as to requests for assistance made outside of the Support Hours, within *. If Licensor fails to so respond; or if Lilly is unable, after * telephone Support service; or if the designated person from the Calling List is not available when Lilly makes contact with Licensor to obtain consultation and assistance, then Lilly shall attempt to contact the next more responsible or qualified person on

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                  the Calling List until contact is made and a designated person responds to the call.

                  5.4.1. After Lilly reports a suspected Class 1 or 2 Error, Licensor shall provide a correction or workaround as soon as possible. Lilly shall consult with Licensor to convey the severity of the Error. If Licensor has not diagnosed and corrected a Class 1 or Class 2 Error on the same day as Lilly's initial telephone call, Lilly shall submit to Licensor a listing of output and such other data as Licensor may request and is reasonably available to Lilly in order to reproduce operating conditions similar to those present when Lilly detected such Error.

                  5.4.2. For Class 1 Errors, Licensor shall provide a correction or a workaround reasonable in Lilly's judgment, in any event within * after *. Licensor shall, upon Lilly's request and without limitation, assign fully qualified technicians to work with Lilly at Lilly's site without interruption (i.e., 24 hours per day) until Licensor provides a Correction or workaround reasonable in Lilly's judgment. Lilly shall pay travel and expense costs in connection herewith in accordance with Lilly's contractor travel policy.

                  5.4.3. For Class 2 Errors, Licensor shall provide a correction or a workaround reasonable in Lilly's judgment, in any event within * after *. Licensor shall, upon Lilly's request and without limitation, assign fully qualified technicians to work with Lilly at Lilly's site during Lilly's regular business hours until Licensor provides a Correction or a workaround reasonable in Lilly's judgment. Lilly shall pay travel and expense costs in connection herewith in accordance with Lilly's contractor travel policy.

                  5.4.4. For Class 3 Errors, Licensor shall correct such Error by modifying the Product no later than the next Upgrade, unless Licensor has scheduled release of such Upgrade * after *, in which case Licensor shall correct the Error in the following Upgrade.

         5.5. UPDATES AND UPGRADES. Licensor shall provide to Lilly as part of Maintenance Services Updates and Upgrades to the Product on a schedule as is customary in the software industry, including without limitation, whenever Licensor makes such Updates and Upgrades generally available to its customers.

         5.6. CONTINUING SUPPORT. Lilly may decline to install an Update or Upgrade offered by Licensor. In such event. Licensor shall continue the Maintenance Services for the most current Version of the Software and the immediately preceding Version. For an additional annual fee equal to *, for such extended support ("Extended Support Fee"), Licensor shall continue the Maintenance Services for whatever version of the Product that is installed at Lilly, subject to Licensor's right to terminate this Maintenance Agreement as permitted in Section
                  2.3 Termination by Licensor.

         5.7. COMPATIBILITY. Licensor shall ensure that the technical environment recommendations for the operating system software to be used in conjunction with the Software shall at all times be a supported version of said software.

         5.8. EARLY VERSION. Licensor shall, upon Lilly's request, provide early versions of Updates or Upgrades AS IS with no warranty or maintenance coverage prior to general release in order to provide development feedback. At Lilly's request, Licensor will meet with Lilly at least quarterly to discuss general interest features, the future design and development cycle for the Product. Lilly may send a reasonable number of employees to attend end-user group meetings sponsored by Licensor. Lilly shall pay all out-of-pocket expenses associated therewith.

         5.9 TRANSITIONAL SUPPORT. If the provision of Maintenance Services to a particular Product covered by this Maintenance Agreement is terminated by Licensor as allowed in Section 2.3 Termination by Licensor, Licensor shall (ii) give Lilly at least one hundred and eighty (180) day's prior notice, and
                  (ii) use commercially reasonable efforts to find for Lilly a third party acceptable to Lilly to offer Maintenance Services for such Product at a price comparable to the charges set forth herein for as long as the Lilly uses the Product commercially in the conduct of its business. Licensor shall assist Lilly to achieve a smooth transition to any other vendor of maintenance services after any termination of die provision of Maintenance Services to a particular Product covered by this Maintenance Agreement, or of this Maintenance Agreement.

         5.10 MODIFICATIONS. Licensor shall provide, at Lilly's request, a total of twenty-four(24) hours per year of senior technical support to be used for training, custom modifications to the Product and/or on-site analysis.

6.       LILLY RESPONSIBILITIES.

         6.1. SUSPECTED ERRORS. If Lilly discovers any suspected Error in the Program, Lilly shall analyze the suspected Error to determine if it is the result of Lilly's misuse or misunderstanding of the Product or by the performance of a third party before seeking Licensor's assistance.

         6.2. UNAUTHORIZED MODIFICATIONS. In the event Licensor determines that the problem reported by Lilly is directly related to unauthorized alterations of the Product by Lilly or the performance of a third party, then Licensor may charge for employee time expended at the current time and material rates agreed upon less discount in addition to reasonable out-of-pocket expenses; or at Lilly's option; Licensor shall be released from maintenance obligations for the modified portion of the Product.

7. BREACH AND REMEDIES. If Licensor does not deliver the correction for the suspected Error within the times allowed by Section 5, Service Responsibilities, even if Licensor has delivered a reasonable workaround. Licensor shall provide, within ten (10) days after such allowed times, a written analysis of the problem and a written plan to supply Lilly with a correction that will not degrade performance or functionality within ten (10) days after such allowed times. If Lilly rejects such plan and Licensor has not delivered a correction that will not degrade performance or functionality within ten (10) days of Lilly's notice of rejection. Licensor shall be considered to be in breach.

Eli Lilly and Company
Software License Agreement - December, 2000 Edition 1.0

                              APPENDIX B - NOTICES

If to Lilly:

        Global Sourcing Manager - IT Procurement
        Eli Lilly and Company
        Lilly Corporate Center
        Indianapolis, Indiana 46285

With a copy to:

        Eli Lilly and Company
        Lilly Corporate Center
        Indianapolis, Indiana 46285
        Attn: General Counsel

If to Licensor:

        Phase Forward Incorporated
        1440 Main Street
        Waltham,MA 02451
        Attn: Chief financial Officer

With a copy to:

        Phase Forward Incorporated
        1440 Main Street
        Waltham, MA 02451
        Attn: General Counsel

Eli Lilly and Company
Software License Agreement - December, 2000 Edition 1.0

               APPENDIX A - 2 ADDITIONAL SOFTWARE AND PROVISIONS

This Appendix A-2 is entered into between Eli Lilly and Company ("Lilly") and Phase Forward Incorporated ("Licensor") pursuant to the Software License Agreement between the parties dated March 15, 2001 (the "Agreement"). The Effective Date of this Appendix - 2 shall be the date of last execution below.

I.    FEES AND TERM.
1.    DESCRIPTION OF SOFTWARE.

QUANTITY              DESCRIPTION                 LICENSE TERM    TOTAL COST      ANNUAL MAINTENANCE
--------  ------------------------------------    ------------    ----------      ------------------
          Clintrial Integration Solution (CIS)       4 years           *                    *

2. INITIAL TERM OF LICENSE(S): Commences on the Effective Date and continues through December 31, 2006.

The parties hereto expressly declare that in the event of a conflict between the provisions of this Appendix - 2 and the Agreement, the provisions of this Appendix - 2 shall prevail. Notwithstanding any sections in the Agreement relating to the term of licenses, the preceding sentence shall in particular, but not exclusively, apply to the license term as set forth above. For avoidance of doubt, any license term specified in this or any other License Order Schedule shall supersede the license term stated in any section of the Agreement.

3.    PAYMENT FOR SOFTWARE

Lilly shall pay Licensor * for the license of the Software, payable as follows:

                *
DATE            *       *       *       *
Amount          *       *       *       *

4.    WARRANTY

Notwithstanding anything in the Agreement to the contrary, the Software Warranty Period for CIS shall commence on June 30, 2003 and continue for * days thereafter.

II.   ADDITIONAL PROVISIONS.

1.    RENEWAL TERMS.

After the Initial Term, Lilly shall have the right, but not the obligation, to renew the CIS License for an additional 6 years. Should Lilly exercise such option, the license will be automatically renewed for successive one-year terms (each, a "Renewal Term") at the rates set forth below for calendar years 2007-2012, unless Licensee provides written notice to Phase Forward at least thirty (30) days prior to the beginning of any Renewal Term that Licensee does not wish such license to be renewed. Following 2012, increases in License fees for CIS will be limited to *.

DATE            *       *       *       *       *       *
Amount          *       *       *       *       *       *

2.    INFORM SOFTWARE MAINTENANCE

If Lilly elects to continue maintenance services for the InForm software in calendar years 2006 or 2007, then the maintenance fee for each year shall be *.

3. The parties acknowledge that Section 6 of the Agreement shall not apply to this Appendix 2-A.

IN WITNESS WHEREOF, LILLY and Licensor have caused duly authorized representatives of the respective parties to execute this Agreement on the date(s) set forth below.

ELI LILLY AND COMPANY                   LICENSOR

By: /s/ Larry B. Darrah                 By: /s/ William G. Porter
    --------------------------------        ----------------------------
Name: Larry B. Darrah                   Name: William G. Porter
Title: Global Sourcing Manager II       Title: Vice President, Finance
                                                  Phase Forward Incorporated
Date: 30 June, 2003                     Date: June 30, 2003